UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2012

NEW YORK & COMPANY, INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	1-32315 (Commission File Number)	33-1031445 (IRS Employer Identification No.)

450 West 33rd Street
5th Floor
New York, New York 10001
(Address of principal executive offices, including zip code)

(212) 884-2000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers;  Election of Directors;  Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)  On June 28, 2012, New York & Company, Inc. announced the appointment of Laura Weil, 55, to the role of Chief Operating Officer effective June 28, 2012. Ms. Weil joins New York & Company following a successful career in retail and investment banking spanning more than 25 years.  Ms. Weil’s extensive experience includes financial and operational roles with an emphasis on women’s specialty apparel retail.  Prior to joining New York & Company, Ms. Weil was Chief Executive Officer of Ashley Stewart, a fashion apparel and accessory retailer for women, from 2008 to 2011.  Before that, Ms. Weil served as Chief Operating Officer and Senior Executive Vice President of Ann Taylor Corporation.  From 1995 to 2005, Ms. Weil spent ten years as Chief Financial Officer and Executive Vice President of American Eagle Outfitters. Ms. Weil has held various consulting positions throughout her career and began her career at Lehman Brothers as a corporate finance analyst.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibit

Exhibit No.	Description
99.1	Press release issued on June 28, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW YORK & COMPANY, INC.

/s/ Sheamus Toal
Date: June 28, 2012	Name:	Sheamus Toal
	Title:	Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release issued on June 28, 2012